Exhibit 99.1

TRANSACT TECHNOLOGIES ANNOUNCES $5.0 MILLION COMMON STOCK REPURCHASE PROGRAM

Hamden, CT – February  29, 2016 – TransAct® Technologies Incorporated (Nasdaq: TACT) (“TransAct” or “the Company”), a global leader in market-specific solutions, including printers, terminals, software and other products for transaction-based and other industries, announced today that its Board of Directors has approved a $5.0 million stock repurchase program.  TransAct is now authorized to repurchase up to $5.0 million of its outstanding shares of common stock from time to time on the open market, depending on market conditions, share price and other factors.  The share repurchase authorization expires on December 31, 2017.

About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a leader in developing and manufacturing market-specific solutions, including printers, terminals, software and other products for transaction-based and other industries.  These industries include casino and gaming, lottery, food safety, banking, point-of-sale, hospitality, oil and gas, and medical and mobile.  TransAct printers and products are designed from the ground up based on market-specific requirements and are sold under the AccuDate™, Ithaca®, RESPONDER, Epic®, EPICENTRAL® and Printrex® product brands.  TransAct distributes its printers and terminals through OEMs, value-added resellers, selected distributors, and direct to end-users.  TransAct has over 2.9 million printers and terminals installed around the world.  TransAct is also committed to providing world-class printer service, spare parts, accessories and printing supplies to its worldwide installed base of products.  Through its TransAct Services Group, TransAct provides a complete range of supplies and consumable items used in the printing and scanning activities of customers in the hospitality, banking, retail, gaming, government and oil and gas exploration markets.  Through its webstore, http://www.transactsupplies.com, and a direct selling team, TransAct addresses the on-line demand for these products.  TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call 203.859.6800.

Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or other similar words.  All forward-looking statements involve risks and uncertainties, including, but not limited to, customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; our competitors introducing new products into the marketplace; our ability to successfully develop new products; our dependence on significant customers; our dependence on significant vendors; dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our ability to protect intellectual property; our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States, including Australia, New Zealand, Europe, Latin America and Asia; the economic and political conditions in the United States, Australia, New Zealand, Europe, Latin America and Asia; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; risks associated with potential future acquisitions; our new line of food safety and oil and gas products driving increased adoption by customers; and other risk factors detailed from time to time in TransAct's reports filed with the Securities and Exchange Commission.  Actual results may differ materially from those discussed in, or implied by, the forward-looking statements.  The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.
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Investor Contact: Steve DeMartino President and Chief Financial Officer TransAct Technologies Incorporated 203-859-6810	Richard Land, Joseph Jaffoni, Jim Leahy JCIR 212-835-8500 or tact@jcir.com